                                                                       Exhibit 2



                               AGREEMENT OF MERGER


                  THIS AGREEMENT OF MERGER (this "AGREEMENT"), dated as of May 19, 1998, is made by and among LINCOLN ELECTRIC MERGER CO., an Ohio corporation ("MERGER CO."), THE LINCOLN ELECTRIC COMPANY, an Ohio corporation ("LINCOLN"), and LINCOLN ELECTRIC HOLDINGS, INC., an Ohio corporation ("HOLDING COMPANY").

                                    RECITALS

                  WHEREAS, Merger Co. is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Merger Co. consists of 100 common shares, without par value, 100 shares of which are issued and outstanding and held by Holding Company, and no shares of which are held in Merger Co.'s treasury;

                  WHEREAS, Lincoln is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Lincoln consists of 60,000,000 common shares, without par value (the "COMMON SHARES"), and 60,000,000 class A common shares, without par value (the "CLASS A COMMON SHARES"), 10,777,834 and 13,862,190 shares of which, respectively, are issued and outstanding, and no shares of which are held in Lincoln's treasury.

                  WHEREAS, Holding Company is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Holding Company consists of 120,000,000 common shares, without par value (the "HOLDING COMMON SHARES"), and 5,000,000 preferred shares, without par value (the "PREFERRED SHARES"), ten of which Holding Common Shares have been issued.

                  WHEREAS, Lincoln and Merger Co. desire to effect a merger whereby Merger Co. will merge with and into Lincoln (the "MERGER"), with Lincoln to be the surviving corporation;

                  WHEREAS, the respective boards of directors of Merger Co., Holding Company and Lincoln have adopted resolutions approving this Agreement, the execution and delivery of this Agreement and the transactions contemplated hereby, and have determined that it is advisable that Merger Co. be merged with and into Lincoln, pursuant to and in accordance with the applicable laws of the State of Ohio and otherwise upon the terms and conditions set forth herein;

                  WHEREAS, the board of directors of Holding Company has adopted resolutions approving the conversion of shares of Lincoln into Holding Common Shares;

                  NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter contained, the parties do hereby covenant and agree as follows:

                                   AGREEMENTS

                                    ARTICLE I
                                   THE MERGER

                  1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), and in accordance with the terms and conditions of Ohio Revised Code Section 1701.78, Merger Co. shall be merged with and into Lincoln. At the Effective Time, the separate corporate existence of Merger Co. shall cease, and Lincoln shall continue its existence as the surviving corporation under the laws of the State of Ohio (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be The Lincoln Electric Company.



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                  1.2 EFFECTIVE TIME. Upon the satisfaction of the conditions set forth in Article VI of this Agreement, a certificate of merger shall be duly executed by each of Merger Co. and Lincoln and filed with the Secretary of State of Ohio pursuant to Ohio Revised Code Section 1701.81. The Merger shall become effective upon such filing in accordance with the provisions of Ohio Revised Code Section 1701.81 (the "EFFECTIVE TIME").

                  1.3 EFFECTS OF THE MERGER. At the Effective Time of the Merger, the effects of the Merger shall occur as provided in Ohio Revised Code
Section 1701.82. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the name, identity, existence, rights, privileges, powers, franchises, properties and assets of Lincoln shall continue unaffected and unimpaired, and the separate existence of Merger Co. shall cease and all of the rights, privileges, powers, franchises, properties and assets of Merger Co. shall be vested in Lincoln.


                                   ARTICLE II
                            THE SURVIVING CORPORATION

                  2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation, effective as of the Effective Time, will be as set forth as Exhibit A; and shall be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.

                  2.2 CODE OF REGULATIONS. The Code of Regulations of the Surviving Corporation, effective as of the Effective Time, will be as set forth as Exhibit B; and shall be the Code of Regulations of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.

                  2.3 DIRECTORS OF SURVIVING CORPORATION. Each person who is a director of Merger Co. immediately prior to the Effective Time shall continue to be a director of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.

                  2.4 OFFICERS OF SURVIVING CORPORATION. The officers of Lincoln immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.

                  2.5 DIVIDENDS. Holding Company and Merger Co. hereby consent to any declaration by Lincoln prior to the Effective Time of any cash dividends payable to shareholders of Lincoln who are such as of any date prior to the Effective Time which is selected as the record date for such cash dividend. If the payment date for such cash dividend is prior to the Effective Time, Holding Company and Merger Co. hereby consent to the payment by Lincoln of such cash dividend. If the payment date for such cash dividend is after the Effective Time, then Lincoln, as the Surviving Corporation, shall be and remain responsible for the payment of any such cash dividend, and Holding Company shall cause Lincoln, as the Surviving Corporation, to pay such cash dividend to the record date shareholders entitled thereto.

                                   ARTICLE III
                  MANNER, BASIS AND EFFECT OF CONVERTING SHARES

                  3.1      CONVERSION OF SHARES.  At the Effective Time:

                  (a) Each common share of Merger Co. issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a common share of the Surviving Corporation.

                  (b) Each Common Share of Lincoln issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into two Holding Common Shares.




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                  (c) Each Class A Common Share of Lincoln issued and
                  outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into two Holding Common Shares.

                  (d) Each Holding Common Share issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and the holder thereof shall become entitled to receipt of an amount equal to the initial subscription price paid therefor.

                  3.2 SHARE CERTIFICATES. Each share certificate which immediately prior to the Effective Time represented an outstanding common share of Merger Co. shall represent a common share of the Surviving Corporation. After the Effective Time, each share certificate representing an outstanding Common Share or Class A Common Share shall represent the same number of Holding Common Shares. From and after the Effective Time, the holders of certificates for Common Shares and Class A Common Shares shall cease to have any rights as shareholders of Lincoln (except such rights, if any, as they may have as dissenting shareholders), and, except as aforesaid, their sole rights shall pertain to the Holding Common Shares into which their Common Shares and Class A Common Shares shall have been converted by the Merger.

                  3.3 DISSENTING LINCOLN SHAREHOLDERS. Each holder of one or more Common Shares or Class A Common Shares who shall have been a record holder of such shares as of the date fixed for the determination of shareholders entitled to notice of the Annual Meeting and who shall have delivered to Lincoln, not later then ten days after the date on which the vote on this Agreement was taken at the Annual Meeting, a written demand for payment to such holder of the fair cash value of such shares in compliance with Ohio Revised Code Section 1701.85, and whose such shares shall not have been voted in favor of adoption of this Agreement, shall cease to have any of the rights of a shareholder in respect of such shares except the right to be paid the fair cash value of such shares and any other rights bestowed under Ohio Revised Code Sections 1701.84 and 1701.85. However, any such shareholder who shall validly withdraw such shareholder's written demand for payment of the fair cash value of such shares pursuant to Ohio Revised Code Sections 1701.84 and 1701.85 will thereupon be reinstated to all such shareholder's rights as a shareholder in respect of such shares as of the date of delivery of such shareholder's written demand to Lincoln, subject to the provisions of Section 3.1 of this Agreement, and will be entitled to receive the Holding Common Shares into which such shareholder's Common Shares and Class A Common Shares were converted as of the Effective Time pursuant hereto.

                  3.4 TRANSFERS. The stock transfer books of Lincoln shall be closed at the close of business on the business day immediately preceding the Effective Time and the holders of record of Common Shares and Class A Common Shares as of the Effective Time shall be the shareholders entitled to conversion of their Common Shares and Class A Common Shares into Holding Common Shares as provided in this Agreement. In the event of a transfer of ownership of any such Common Shares or Class A Common Shares which transfer is not registered in the stock transfer records of Lincoln, the Holding Common Shares may be issued to a transferee if the certificate representing such Common Shares or Class A Common Shares is accompanied upon surrender by all documents required to evidence and effect such transfer and payment of any applicable stock transfer taxes.

                                   ARTICLE IV
                               CERTAIN AGREEMENTS

                  4.1 REGISTRATION OF HOLDING COMPANY SHARES. At or prior to the Effective Time, Holding Company shall register under the Securities Act of 1933, as amended, the maximum number of Holding Common Shares required to be exchanged for Common Shares and Class A Common Shares, respectively, pursuant to this Agreement.

                  4.2 STOCK PLANS. At or prior to the Effective Time, Holding Company shall assume Lincoln's 1988 Incentive Equity Plan (the "IEP") and, if then established, 1998 Stock Option Plan (together with the IEP, the "STOCK PLANS") with amendments thereto as deemed appropriate by the respective Boards of Directors of Lincoln and Holding Company, including all obligations associated with any valid options ("OPTIONS") to purchase or right to receive under restricted stock awards Common Shares or Class A Common Shares under the Stock Plans. Thereafter, each such Option to purchase Common Shares shall be the valid and enforceable option to purchase twice such number of Holding Common Shares (instead of Common Shares) at a purchase price per Holding Common Share equal to one-half the



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purchase price per Common Share. In addition, thereafter each such Option to purchase Class A Common Shares shall be the valid and enforceable option to purchase twice such number of Holding Common Shares (instead of Class A Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share. Except as set forth above, each such Option shall be on the same terms and conditions and have the same provisions which are contained therein immediately prior to the Effective Time.

                  4.3 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS AND 1995 LINCOLN STOCK PURCHASE PLAN. At the Effective Time, Holding Company shall take or cause to be taken all actions necessary or advisable to assume each of Lincoln's Non-Employee Directors' Restricted Stock Plan and 1995 Lincoln Stock Purchase Plan and all obligations of Lincoln with respect thereto, and all rights to receive Common Shares or Class A Common Shares thereunder shall become rights to receive Holding Common Shares.

                  4.4 ELECTION OF DIRECTORS. The sole shareholder of Holding Company, shall, subsequent to the adoption and approval of this Agreement as provided in Section 6.1, but prior to the Effective Time, duly convene a meeting of the sole shareholder of Holding Company (or act by written consent of such shareholder in lieu of a meeting) and shall take or cause to be taken all action necessary, in accordance with the Regulations of Holding Company and the Ohio Revised Code, to install as Directors of Holding Company, who shall serve until the next annual meeting of shareholders of Holding Company or until their respective successors have been elected and qualified, all persons who are named as directors and as nominees for director of Lincoln in the proxy statement used by the directors of Lincoln to solicit proxies for use at the 1998 Annual Meeting of shareholders.

                  4.5 SETTLEMENT OPTIONS. At the Effective Time, Holding Company shall take or cause to be taken all actions necessary or advisable to assume all obligations of Lincoln to issue Class A Common Shares under that certain settlement dated April, 1996 concerning awards under Lincoln's IEP and the option agreements related to such settlement. Thereafter, each such option to purchase Class A Common Shares shall be the valid and enforceable option to purchase twice such number of Holding Common Shares (instead of Class A Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  5.1 MERGER CO. Merger Co. represents and warrants to Lincoln and to Holding Company as follows:

                  (a) Merger Co. is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. Merger Co. has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Merger Co. has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Merger Co., enforceable in accordance with its terms.

                  (b) Merger Co. does not own any property or assets and does not conduct any business.

                  (c) The entire authorized capital stock of Merger Co. consists of 100 shares of common stock, with no par value per share. As of the date of this Agreement and as of the Effective Time, (i) 100 common shares of Merger Co. are and will be issued and outstanding, all of which shares are owned of record by Holding Company, and (ii) no common shares of Merger Co.
                           are or will be held in treasury.

                  5.2 HOLDING COMPANY. Holding Company represents and warrants to Lincoln and to Merger Co. as follows:

                  (a) Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Holding Company has the corporate power and authority



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                           to execute, deliver and carry out the terms and
                           provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Holding Company has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Holding Company, enforceable in accordance with its terms.

                  (b) Holding Company does not own any property or assets other than the common shares of Merger Co. and does not conduct any business.

                  (c) Holding Company is the sole beneficial owner of 100 common shares of Merger Co.

                  (d) The entire authorized capital stock of Holding Company is 120,000,000 Holding Common Shares and 5,000,000 Preferred Shares. As of the date of this Agreement, and as of immediately prior to the Effective Time, (i) ten Holding Common Shares and no Preferred Shares are or will be outstanding and (ii) no Holding Common Shares and no Preferred Shares are held in treasury.

                  5.3 LINCOLN. Lincoln represents and warrants to Holding Company and to Merger Co. as follows:

                  Lincoln has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Lincoln has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Lincoln, enforceable in accordance with its terms.

                                   ARTICLE VI
                              CONDITIONS TO MERGER

                  The consummation of the Merger is subject to the satisfaction, in the sole judgment of the Board of Directors of Lincoln, of the following conditions prior to the Effective Time:

                  6.1 SHAREHOLDER APPROVAL. This Agreement shall have received the approval of two-thirds of the issued and outstanding Common Shares and two-thirds of the issued and outstanding Class A Common Shares entitled to vote.

                  6.2 PERFORMANCE OF AGREEMENTS. Merger Co. and Holding Company shall have performed all their respective obligations and agreements required by this Agreement to be performed by them at or prior to the Effective Time.

                  6.3 TAX MATTERS. Lincoln shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Lincoln, as to such matters relating to the tax consequences of the transactions contemplated by this Agreement as the Board of Directors of Lincoln may deem advisable including, without limitation, an opinion of such counsel to the effect that the Merger constitutes a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code.

                  6.4 OPINION OF COUNSEL. Lincoln shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Lincoln, to the effect that:

                           (a) each of Merger Co. and Holding Company is a
                  corporation duly formed, validly existing and in good standing under the laws of the State of Ohio;

                           (b) Lincoln is a corporation validly existing and in
                  good standing under the laws of the State of Ohio;




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                           (c) this Agreement has been duly authorized, executed
                  and delivered by, and is a valid and binding agreement or obligation of, each of Lincoln, Merger Co. and Holding
                  Company;

                           (d) neither the execution and delivery of this
                  Agreement nor the performance by Lincoln, Merger Co., or Holding Company, respectively, of any of its obligations hereunder will conflict with such company's articles of incorporation or code of regulations;

                           (e) the Holding Common Shares required to be issued
                  and delivered by Holding Company upon the Merger are duly authorized and will, when issued as contemplated in this Agreement, be validly issued, fully paid and nonassessable.

                  6.5 DISSENTING SHARES. Lincoln shall not have received notice from the holder or holders of more than 10% of the outstanding Common Shares and Class A Common Shares, in the aggregate, that such holder or holders have exercised or intend to exercise its or their dissenters' rights under Section 1701.85 of the Ohio Revised Code and the time for the holders of Common Shares and Class A Common Shares to give such notice shall have expired.

                  6.6 MISCELLANEOUS APPROVALS. Lincoln, Merger Co. and Holding Company, as appropriate, shall have received all orders, consents and approvals, governmental or otherwise, which in the opinion of Lincoln, are required by law or advisable to the consummation of the Merger, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

                  6.7 NO PROHIBITION. None of Lincoln, Merger Co. or Holding Company shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement or that would make the consummation of the Merger by Lincoln, Merger Co. or Holding Company illegal.

                  6.8 STEPS TO EFFECT MERGER. Upon the satisfaction or waiver by Lincoln of each of the conditions set forth in this Article VI, the officers of each of Lincoln, Merger Co. and Holding Company shall take all steps necessary in order to make effective the Merger as provided herein.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  7.2 HEADINGS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated.

                  7.3 COMPLETE AGREEMENT. This Agreement contains the complete agreement among the parties hereto with respect to the Merger and supersedes all prior agreements and understandings with respect to the Merger.

                  7.4 BINDING EFFECTS; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  7.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws.

                  7.6 AMENDMENT, DEFERRAL AND ABANDONMENT. (a) The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in writing at any time prior or subsequent to the adoption and approval of the Agreement by the shareholders of Lincoln and prior to the Effective Time; provided, however, that no such amendment, modification or supplement shall affect the rights of the respective



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shareholders of the parties hereto in a manner which is materially adverse to such shareholders in the judgment of the respective Boards of Directors of the parties hereto.

                  (b) Notwithstanding the adoption and approval of this Agreement by the shareholders of Lincoln, Holding Company or Merger Co., consummation of the transactions provided for herein may be deferred by the Board of Directors of Lincoln at any time prior to the Effective Time, if such Board of Directors determines that such deferral would be in the best interests of Lincoln or its shareholders.

                  (c) Notwithstanding the adoption and approval of this Agreement by the shareholders of Lincoln, this Agreement may be terminated, and the Merger and other transactions provided for herein may be abandoned, by the Board of Directors of Lincoln at any time prior to the Effective Time if such Board of Directors determines that such abandonment would be in the best interests of Lincoln or its shareholders. In such event, this Agreement shall forthwith be wholly void and of no effect and there shall be no liability with respect to this Agreement on the part of any party hereto or any of their respective directors, officers, employees or shareholders.





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                  IN WITNESS WHEREOF, each of Merger Co., Lincoln and Holding
Company have caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

                                 LINCOLN ELECTRIC MERGER CO.


                                 By:      /s/ FREDERICK G. STUEBER
                                          --------------------------------------
                                          Name: Frederick G. Stueber
                                          Title: Senior Vice President, General
                                                   Counsel and Secretary


                                 THE LINCOLN ELECTRIC COMPANY


                                 By:      /s/ ANTHONY A. MASSARO
                                          --------------------------------------
                                          Name: Anthony A. Massaro
                                          Title: Chairman, President and
                                                   Chief Executive Officer


                                 LINCOLN ELECTRIC HOLDINGS, INC.


                                 By:      /s/ ANTHONY A. MASSARO
                                          --------------------------------------
                                          Name: Anthony A. Massaro
                                          Title: Chairman, President and
                                                   Chief Executive Officer






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                                   EXHIBIT A

                          THE LINCOLN ELECTRIC COMPANY

                    THIRD RESTATED ARTICLES OF INCORPORATION

                  FIRST: The name of the Corporation shall be The Lincoln Electric Company.

                  SECOND: The principal office of the Corporation in the State of Ohio is to be located in the City of Cleveland, County of Cuyahoga.

                  THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                  FOURTH: The number of shares which the Corporation is authorized to have outstanding is 100 shares of Common Stock, without par value.

                  FIFTH: The Corporation will commence business without any allocation to stated capital.

                  SIXTH: No holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

                  SEVENTH: The holders of shares of the Corporation shall not be entitled to cumulative voting rights in the election of Directors.

                  EIGHTH: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

                  NINTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

                                    EXHIBIT B

                          THE LINCOLN ELECTRIC COMPANY

                       THIRD RESTATED CODE OF REGULATIONS

                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS


         Section 1.  Annual Meeting.

         The annual meeting of shareholders shall be held at such date, time and place as may be designated from time to time by the Board of Directors for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

         Section 2.  Special Meetings.

         Special meetings of shareholders may be called by (i) the Chairman of the Board or the President or a Vice President, (ii) the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or (iii) the person or persons who hold not less than 50 percent of all shares outstanding and entitled to be voted at said meeting.

         Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than 60 days after the receipt of such request, as such officer shall fix. If such notice is not given within 20 days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

         Section 3.  Place of Meetings.

         Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

         Section 4.  Notice of Meetings.

         Not more than 60 days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Section 5.  Shareholders Entitled to Notice and to Vote.

         If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

         Section 6.  Inspectors of Election; List of Shareholders.

         Inspectors of election may be appointed to act at any meeting of shareholders in accordance with the Ohio General Corporation Law.

         At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

         Section 7.  Quorum.

         To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

         The holders of a majority of the voting power represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time.

         Section 8.  Voting.

         In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, a majority of the votes cast at a meeting of shareholders shall control. An abstention shall not represent a vote cast.

         Section 9.  Reports to Shareholders.

         At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by the Ohio General Corporation Law.




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




         Section 10.  Action Without a Meeting.

         Except as otherwise provided in these Regulations, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

         Section 11.  Chairman of Meeting.

         The chairman of any meeting of shareholders shall be the Chairman of the Board or, if the Directors have not elected a Chairman of the Board, the President of the Corporation. The Chairman of the Board or, if the Directors have not elected a Chairman of the Board or the Chairman of the Board is unavailable to do so, the President may appoint any other officer of the Corporation to act as chairman of any shareholders' meeting. Notwithstanding the foregoing, the Directors may appoint any individual to act as chairman of any shareholders' meeting.

                                   ARTICLE II
                                    DIRECTORS

         Section 1.  Election, Number and Term of Office.

         The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

         The number of Directors, which shall not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of Directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

         Section 2.  Meetings.

         Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

         Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least 24 hours, or mailed, telegraphed or cabled to each Director at least 48 hours, prior to the time of the meeting.

         Section 3.  Quorum and Voting.

         A majority of the number of Directors then in office (but in no event more than a majority of Directors then in office) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend. In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, the act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Directors.





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         Section 4.  Action Without a Meeting.

         Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         Section 5.  Committees.

         The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

         In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

         Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                   ARTICLE III
                                    OFFICERS

         Section 1.  Officers.

         The Corporation may have a Chairman of the Board (who shall be a Director) and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

         Section 2.  Authority and Duties of Officers.

         The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV
                          INDEMNIFICATION AND INSURANCE

         Section 1.  Indemnification.

         The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member



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of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the Board of Directors, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 2.  Insurance.

         The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

         Section 3.  Agreements.

         The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under these Regulations or law to indemnify any such person.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 1.  Transfer and Registration of Certificates.

         The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

         Section 2.  Substituted Certificates.

         Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

         Section 3.  Voting of Shares Held by the Corporation.

         Unless otherwise ordered by the Directors, any officer or assistant officer of the Corporation, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

         Section 4.  Amendments.

         These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.




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